UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  February 20, 2016
Verde Resources, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 701, 7/F, The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	DEPARTURE OF DIRECTOR

Effective February 20, 2016, the following changes were made to the Company’s officers and directors:
1.     Wu Ming Ding resigned all of his positions as President and Director of the Company.
2.     Balakrishnan B S Muthu was appointed President of the Company.
3.     Chen Ching was appointed Director of the Company.
Balakrishnan B S Muthu shall remain as Treasurer, Chief Financial Officer, General Manager and Director of the Company. Liang Wai Keen shall remain as Secretary of the Company.
There have been no disagreements between the Company and Mr. Wu known to an executive officer of the Company on any matter relating to Company’s operations, policies or practices. Mr. Wu was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K, and has been provided with the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. Any letter received by the Company from Mr. Wu will be filed as an exhibit to this form 8-K by way of amendment within 3 business days of receipt.
Background information for each appointed officer and director follows.  Our Company believes that the education, business and operational experience of the elected directors give them qualification and skills necessary to serve as officers and directors of our company.

Mr. Chen Ching (55)

1979 - 1982:	Graduated with BA in Business Administration, University of Santa Clara
1990 - Present:	Managing Director, C&K Holdings Pte Ltd

Mr. Chen is a serial entrepreneur with many successes through his investment holding company C&K Holdings Pte Ltd, with which he currently serves as the Managing Director.  C&K Holdings Pte Ltd was founded in Singapore in 1990, with diverse interests in Singapore, Malaysia, Taiwan, China, UK, Thailand and Vietnam; its portfolio spans property development and management, furniture manufacturing, fuel product technology, public transportation, software development, commodity electronic trading platform, and gold mining. Mr. Chen also serves as director of Dynamic Offshore Pte Ltd, Premier International Holdings Pte Ltd and Dynamics Holding (Thailand) Co., Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: February 22, 2016

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